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                                    BY - LAWS

                                       OF

                          COLORADO GOLD & SILVER, INC.

                                    ARTICLE I

                                     OFFICES


         Section 1: The registered office shall be in the County of Hinsdale, State of Colorado.

         Section 2: The corporation may also have offices at such other places both within and without the State of Colorado as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. A11 meetings of the shareholders for the election of directors shall be held in the City of Denver, State of Colorado, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Colorado as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Colorado, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of shareholders, commencing with the year 1982, shall be held on the 31st day of July if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated the notice of the meeting, at which they shall elect by a majority vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting. Provided, however, that if the authorized shares are to be increased, at least thirty days notice shall be given. If the notice is mailed, the notice shall be deemed delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and number of shares registered in the name of each shareholder. Such list shall be open to the examination of any

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shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal office of the corporation, whether within or without the State of Colorado. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The original stock transfer book shall be prima facie evidence as to whom are the shareholders entitled to examine the list or transfer books or to vote at any meeting of shareholders.

         Section 5. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President, the Board of Directors, or, at the request in writing of not less than one-tenth (1/10th) of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shill be given not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If a quorum in present, the affirmative vote of the majority of the shares presented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by the statute or the Articles of Incorporation or By-Laws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Provided, however, that such meeting may be adjourned for a period not to exceed sixty days at any one adjournment. If the adjourned meeting shall exceed sixty days, then a new record date shall be fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 9. When a quorum in present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the Articles of Incorporation each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for


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each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after eleven months from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in waiting, setting forth the action so taken, shall be signed by all of the holders of the outstanding shares of the corporation.


                                   ARTICLE III

                                    DIRECTORS


         Section 1. The number of directors which shall constitute the whole board shall be not less than three nor more than nine. The number of directors may be increased or decreased by amendment to these By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director. The directors shall hold office until the first annual meeting of shareholders and until their successors have been, elected and qualified. The directors shall be elected at the annual meeting of shareholders. Directors need not be shareholders.

         Section 2. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of majority of the remaining members of the Board of Directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecesser in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at annual meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

         Section 3. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

         Section 4. The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who shall have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation except in relation to matters to which any such director officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those


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indemnified may be entitled, under any By-Law, agreement, vote of shareholder, or otherwise.

         Section 5. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Colorado.

         Section 6. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by them.

         Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 8. Special meetings of the board may be called by the President on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

         Section 9. At all meetings of the Board of Directors a majority of the number of directors fixed by the By-Laws or, in the absentee of a By-Law fixing the number of directors, of the number stated in the Articles of Incorporation, shall constitute a quorum for the transaction of business, unless a greater number is required by the Articles of Incorporation, By-Laws or statutes. The act of the majority of the directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation, By-Laws or statutes. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 10. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 11. The Board of Directors may, by resolution passed by a majority of the whole board, designate an executive committee, which committee shall consist of two or more directors of the corporation. Any such executive committee, to the extent provided in the absolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the corporation and the business affairs of the corporation. Provided, however, that such executive committee shall have no power to adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation, rather, the executive committee shall have no power to declare or authorize a dividend of either cash, property, stock or other consideration nor shall it have the authority to issue any of the corporation's stock. Provided, that nothing herein contained, shall in any way operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.


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         Section 12. Unless otherwise restricted by the Articles of
Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting, of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice shall be given in writing, by mail, addressed to such director, or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE V

                                   OFFICERS

         Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a president, a vice-president, a secretary and a treasurer. The Board of Directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, except the offices of president and secretary.

         Section 2. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.


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                                TRANSFERS OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate or shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record data for the adjourned meeting.

                             REGISTERED SHAREHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares in the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Colorado.


                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders


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when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

         Section 9. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

         Section 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Colorado". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. These By-Laws may be altered, amended or repealed by new By-Laws as may be adopted by the Board of Directors of the corporation at any special meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws is contained in the notice of such special meeting.



         We, the undersigned, being the Directors of Colorado Gold Silver, Inc., do hereby certify that we have on this 5th day of March, l98l, adopted these By-Laws as and for the By-Laws of this corporation.


                                                /s/  M. Colse Reeves
                                            ------------------------------------



                                                /s/  Albert Goodwin
                                            ------------------------------------


                                                /s/  Rose Reeves
                                            ------------------------------------


[CORPORATE SEAL]


                                  CERTIFICATE

         The undersigned hereby certifies that she is the duly elected, qualified, acting and hereunto authorized Secretary of the aforesaid corporation, and that the foregoing and annexed By-Laws constitute a true and complete copy of the By-Laws of said corporation presently in full force and effect.


         IN WITNESS WHEREOF, the undersigned has signed this Certificate and affixed hereto the seal of the said Corporation.


                                                /s/  Rose Reeves
                                            ------------------------------------
                                              As Secretary of said corporation